Exhibit 99.1

              HEI, Inc. Announces Second Quarter Conference Call

    MINNEAPOLIS, April 8 /PRNewswire-FirstCall/ -- HEI, Inc. (Nasdaq: HEII) ( www.heii.com ) will hold its quarterly conference call to discuss the financial results of the second quarter of fiscal year 2004 on Tuesday, April 13, 2004 at 4:00 pm Eastern Time (3:00 pm Central Time).

    This call is being web cast and is also accessible via telephone. To access the listen-only webcast, visit http://www.actioncast.acttel.com . The conference call can be accessed via telephone by dialing 1-800-218-8862 (outside the US, dial 303-262-2211). Specify conference reservation number 576607.

    Replays of the conference call will be available April 13, 2004 at 5 pm Central Time through midnight May 13, 2004, by calling 1-800-405-2236 (outside the US, dial 303-590-3000). Specify conference reservation number 576607.

    Information for accessing the conference call is also available on the HEI's web site at www.heii.com .

    HEI, Inc. designs, develops and manufactures microelectronics, subsystems, systems, connectivity and software solutions for OEMs engaged in the medical equipment and medical device, hearing, communications and RFID industries.
HEI provides its customers with a single point of contact that can take an idea from inception to a fully functional, cost effective and manufacturability product utilizing innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

     Investor Relations &                 PO Box 5000, 1495 Steiger Lake Lane,
      Microelectronics Operations          Victoria, MN  55386
     Advanced Medical Operations          4801 North 63rd Street,
                                           Boulder CO  80301
     High Density                         610 South Rockford Drive,
      Interconnect Operations              Tempe, AZ  85281
     RF Identification and                1546 Lake Drive West,
      Smart Card Operations                Chanhassen, MN  55317


    FORWARD-LOOKING INFORMATION

    Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release, including the implementation of business strategies, including a stronger sales emphasis; growth of specific markets; improved results, profitability, cash flow, margins, and revenues; and estimated HEI revenues, cash flow, expenses and profits, are forward-looking statements.
All of such forward-looking statements involve risks and uncertainties including, without limitation, continuing adverse business and market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, HEI's ability to satisfy financial or other obligations or covenants set forth in its banking agreements, adverse competitive developments, change in or cancellation of customer requirements, the integration of the Advanced Medical Operations, collection of outstanding debt, HEI's ability to succeed on the merits and defend against litigation, and other risks detailed from time to time in HEI's SEC filings. HEI undertakes no obligation to update these statements to reflect ensuing events or circumstances, or subsequent actual results.

SOURCE  HEI, Inc.
    -0-                             04/08/2004
    /CONTACT: Mack V. Traynor III, CEO, or Douglas J. Nesbit, CFO, both of HEI, Inc., +1-952-443-2500/
    /Web site:  http://www.heii.com /
    (HEII)

CO:  HEI, Inc.
ST:  Minnesota
IN:  CPR HRD SEM STW MTC NET
SU:  CCA MAV